Exhibit 8



                            AGREEMENT WITH RESPECT TO
                  TERMINATION OF REGISTRATION RIGHTS AGREEMENT


         THIS AGREEMENT is made as of ___________________, 1999 by and among OptiCare Eye Health Centers, Inc., a Connecticut corporation (the "Company"), and the parties listed on EXHIBIT A hereto (the "Investors").

                                   WITNESSETH

         WHEREAS, the Company and the Investors are parties to a Registration Rights Agreement dated as of October 15, 1997 (the "Registration Rights Agreement"); and

         WHEREAS, the Company has entered into a certain Agreement and Plan of Merger dated as of April 12, 1999 among the Company, PrimeVision Health, Inc., Saratoga Resources, Inc., OptiCare ShellCo Merger Corporation and PrimeVision ShellCo Merger Corporation (the "Merger Agreement"); and

         WHEREAS, the parties hereto desire to terminate the Registration Rights Agreement effective immediately prior to the consummation of the mergers (the "Mergers") contemplated by the Merger Agreement; and

         WHEREAS, pursuant to Section 2.3 of the Registration Rights Agreement, such agreement may be terminated upon the execution of a written instrument by the Company and the holders of at least fifty-one percent (51%) of the outstanding Registrable Securities (as defined in the Agreement); and

         WHEREAS, the Investors hold such requisite number of Registrable Securities;

         NOW THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. TERMINATION OF REGISTRATION RIGHTS AGREEMENT. (a) Effective immediately prior to the consummation of the Mergers contemplated by the Merger Agreement, the parties hereto agree that the Registration Rights Agreement shall terminate and be of no further force or effect whatsoever.

         (b) The parties further agree that if the Merger Agreement is terminated and the Mergers are abandoned prior to their consummation, then this Agreement shall terminate contemporaneously upon the termination of the Merger Agreement, and in such event the Registration Rights Agreement shall continue in full force and effect in accordance with its terms.

         2. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each executed counterpart shall have the same force and effect as an original instrument and as if all the parties to all of the counterparts had signed the same instrument. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon, and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more signature pages.

         IN WITNESS WHEREOF, the parties have hereunto executed this Agreement as of the day and year first above written.

                                      OPTICARE EYE HEALTH CENTERS, INC.


                                      By: /s/ Steven L. Ditman
                                         ---------------------------------------
                                                Steven L. Ditman
                                         Its:   Treasurer


                                      INVESTORS:

                                      OXFORD HEALTH PLANS, INC.



                                      By: /s/ Jon S. Richardson
                                         ---------------------------------------
                                         Name:  Jon S. Richardson
                                         Title: Ass't Secretary


                                      ANTHEM HEALTH PLANS, INC.



                                      By: /s/ George D. Martin
                                         ---------------------------------------
                                         Name:  George D. Martin
                                         Title: Treasurer


                                      NAZEM OPTICARE PARTNERS, LP

                                      By FRED NAZEM LLC, General Partner



                                      By: /s/ Fred Nazem
                                         ---------------------------------------
                                         Name:  Fred Nazem
                                         Title: General Partner




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


                                      ------------------------------------------
                                                  Christopher Kaufman


                                       /s/ Eugene W. Huang
                                      ------------------------------------------
                                                    Eugene W. Huang





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




                                                                       EXHIBIT A
                                                                       ---------

                                    INVESTORS

Name and Address of Investors
-----------------------------

Anthem Health Plans, Inc.
d/b/a Anthem Blue Cross and Blue Shield of Connecticut
370 Bassett Road
North Haven, CT 06473

Oxford Health Plans, Inc.
800 Connecticut Avenue
Norwalk, CT 06854

Nazem OptiCare Partners, LP
645 Madison Avenue
New York, NY 10022

Eugene W. Huang
3 High Noon Rd.
Weston, Connecticut 06883

Christopher Kaufman, Esq.
19 Blue Ridge Lane
Woodside, CA 94062




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